Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-207869) pertaining to the Amended and Restated 2008 Incentive Stock Plan of Myers Industries, Inc.,
(2)	Registration Statement (Form S-8 No. 333-158055) pertaining to the 2008 Incentive Stock Plan of Myers Industries, Inc.,
(3)

Registration Statement (Form S-8 No. 333-90367) pertaining to Myers Industries, Inc. 1999 Incentive Stock Plan, Myers Industries, Inc. 1997 Incentive Stock Plan, Myers Industries, Inc. Amended and Restated Employee Stock Purchase Plan,

(4)	Registration Statement (Form S-3 No. 033-50286) of Myers Industries, Inc.,
(5)	Registration Statement (Form S-8 No. 333-219683) pertaining to the 2017 Incentive Stock Plan of Myers Industries, Inc. as Amended and Restated,
(6)	Registration Statement (Form S-3 No. 333-220628) of Myers Industries, Inc., and
(7)	Registration Statement (Form S-8 No. 333-228515) pertaining to the Myers Industries, Inc. Employee Stock Purchase Plan;

of our reports dated March 8, 2019, with respect to the consolidated financial statements of Myers Industries, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of Myers Industries, Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Akron, Ohio

March 8, 2019